EXHIBIT 10.18


                              SEPARATION AGREEMENT
                              --------------------

         This Separation Agreement ("Agreement") is made and entered into on the 5th day of December, 2001, between First National Bank of Northern California, a national banking association with its executive offices at 975 El Camino Real, South San Francisco, California 94080 (the "Bank" or "Employer"), and Paul B. Hogan ("Employee"), as follows:

         1.  Termination of Employment.

         (a) Employee's employment with the Bank will be deemed to have ended effective as of October 31, 2001. Employee hereby confirms that he voluntarily resigned as an employee and officer of the Bank, and the Bank hereby confirms that it has accepted Employee's resignation, effective as of said date. Employee also confirms that he voluntarily resigned as an employee and officer of FNB Bancorp, a California corporation and affiliate of the Bank, effective as of said date. Employee further confirms that his resignation from the Bank and FNB Bancorp includes his resignation, also effective as of October 31, 2001, as a Director and member of the Board of Directors of the Bank and as a Director and member of the Board of Directors of FNB Bancorp, which resignations have been accepted.

         (b) The Bank shall pay to Employee, as severance salary, continuation payments (calculated according to Employee's existing annual rate of pay) for a period of eighteen (18) months, commencing from November 1, 2001. Said payments shall be made by Employer to Employee according to Employer's current (monthly) payroll practices, less applicable tax withholdings. Payments shall be made to Employee by mail or in such other manner as Employee designates in writing. In the event Employee revokes this Agreement pursuant to the terms of Paragraph 10 below, Employee shall return all consideration received from Employer hereunder within five (5) days following such revocation.

         (c) The Bank shall make Employee's COBRA payments for continuation of his existing group insurance coverage (for Employee and his eligible dependents) for a period of eighteen (18) months, commencing from November 1, 2001. Thereafter, Employee will be solely responsible for maintaining such coverage, through COBRA or otherwise.

         (d) Employer shall, upon request of Employee, provide to Employee a letter of reference.

         (e) Employee has entered into a Salary Continuation Agreement with the Bank dated December 20, 1996 (the "Salary Continuation Agreement"). This Agreement shall constitute a determination by the Bank, under Section 1.1.13 of the Salary Continuation Agreement, that Employee's termination of employment with the Bank shall be treated as an "Involuntary Termination" for purposes of the Salary Termination Agreement; and the Bank hereby agrees that Employee shall be entitled to receive the early termination benefit specified under Section 2.2

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of the Salary Continuation Agreement in respect of an "Involuntary Termination."
The Bank and Employee agree that the amount of said benefit (the "Vested Accrued Liability" amount set forth in Schedule "A" of the Salary Continuation Agreement), as said benefit is referenced under Sections 2.2.1, 2.2.2 and 2.2.3 of the Salary Termination Agreement, shall be $360,167.00.

         (f) Employer and Employee each has previously returned or promptly upon signing this Agreement will promptly return to the other any and all personal property of the other in the possession of Employer/Employee.

         (g) Employer and Employee hereby acknowledge the incentive stock options granted to Employee and currently outstanding under the First National Bank of Northern California 1997 Stock Option Plan (the "Stock Option Plan"). It is agreed that all such options shall continue to be governed by the incentive stock option agreements executed between Employer and Employee plus the applicable provisions of the Stock Option Plan, notwithstanding anything to the contrary in this Agreement; provided, however, that the effective date of Employee's resignation and termination of employment with the Bank, for purposes of such incentive stock option agreements, shall be October 31, 2001, the same termination date as specified in this Agreement.

         2.  Release.

         (a) Employee, on behalf of himself, and any other person or entity which could make any claims through him, forever releases and fully discharges Employer and its directors, officers, members, employees, agents, representatives, heirs, predecessors, successors, assigns, insurers, subsidiaries, partners, parents, joint venturers, affilliates, and any other person or entity that could be made liable through it from:

                  (i) all claims of any kind that Employee could assert against Employer including, but not limited to, claims arising from or related in any manner to Employee's employment or separation of employment with Employer; and

                  (ii) all claims (whether or not the parties know about or suspect the claims and whether or not the claims have matured) which Employee previously had, now has, or may in the future have against Employer.

         (b) Nothing contained anywhere in this Agreement shall be considered a waiver of claims which cannot be waived as a matter of law or public policy, or of any rights or obligations granted under this Agreement.

         (c) As used throughout this Agreement, "claims" includes, but is not limited to, claims arising from or related in any manner to: breach of any contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, breach or violation of any securities laws or regulations, emotional distress, fraud, discrimination on any basis, including discrimination based upon age, disability, marital status, medical condition, race, ancestry, color, national origin, sex, sexual orientation, veteran status, and any other basis upon which local, state, or federal laws or regulations prohibit discrimination, harassment in any form or manner, payment of wages or other

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compensation, equal pay, violation of any provision of the California Labor
Code, violation of ERISA, OSHA and Cal-OSHA laws, wage and hour laws, and workers compensation laws, fraud or any provision of any benefit plant (including, but not limited to, breach of any stock option, deferred compensation, profit sharing or stock purchase plan), violation of public policy, defamation and any other claims relating in any manner to Employee's relationship with Employer and any of its related persons or entities described in this Agreement.

         3. Waiver of Civil Code Section 1542. Employee expressly understands and acknowledges that he may not know that he has claims against Employer, or that Employee is aware of claims against Employer but may have underestimated the amount or severity of those claims. Employee acknowledges that he specifically took these factors into account in agreeing to the terms of this Agreement and to the promises contained in this Agreement. A portion of the payments, benefits, and promises in this Agreement was given in exchange for a full satisfaction and discharge of all such claims. With respect to the claims as described in this Agreement, Employee specifically waives all rights he might have under California Civil Code Section 1542, which provides that:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         4. Indemnification. Employer shall fully defend and indemnify Employee with respect to any activity undertaken by Employee during his tenure with Employer; provided, however, that such obligation by Employer shall not extend to any act, omission, or statement by Employee that constitutes a criminal violation (unless he had no reasonable cause to believe his conduct was unlawful) or gross and willful negligence (unless he acted in good faith and in a manner he believed to be in, or not opposed to, Employer's best interests). In the event a claim is asserted against Employee to which this paragraph applies, Employer shall have sole and exclusive right to select counsel to defend Employee, and Employee shall cooperate fully with Employer and said counsel in the defense of the claim. In addition, in the event a lawsuit is filed by Employer against a third party or by a third party against Employer (not involving a claim asserted against Employee) in connection with any activity undertaken by Employee during his tenure with Employer, then Employee agrees that (a) he will cooperate with Employer in the prosecution or defense of such suit, as the case may be, (b) he will make himself reasonably available for conferences with counsel representing Employer and as a witness, and will provide all requested information, which information shall be truthful and complete to the best of his ability, and (c) he will not engage in any acts or omissions which have the purpose or effect of thwarting Employer's ability to assert or protect the interests of the Bank in such suit.

         5. No Admissions. Employee and Employer each understands and acknowledges that neither party admits that any claim which Employee has made or could make against Employer, or that any claim which Employer has made or could make against Employee is true or false or that Employer is at fault or has any liability to Employee or any other person or entity, or that Employee is at fault or has any liability to Employer, or to any other person or entity.

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         6.  Public Announcement and Other Statements. Neither Employee nor
Employer shall make any derogatory statement about the other. Employer has previously announced the resignation of Employee to the employees of the Bank and Employee agrees that the wording of such announcement was appropriate and may be repeated by Employer when explaining Employee's resignation to shareholders of the Bank, to customers of the Bank and to the general public. Employer shall only respond to Employee's prospective successor employer's inquiries consistent with the letter and spirit of this Agreement. Additionally, Employer agrees that it will inform those of its employees to whom it is obligated under the law to make such a report, and to those of its employees of whom it has made inquiries, that inquiries have revealed no act or statement by Employee that would constitute any violation of the law. Employee also agrees to only make statements regarding his separation from Employer that are consistent with the letter and spirit of this Agreement. In the event an arbitrator determines, at the conclusion of any proceedings pursuant to Paragraph 12 of this Agreement, that Employee has made any statement that materially departs from the letter and spirit of this Agreement, at its sole option Employer either may be relieved of any obligation to make further payments under sub-paragraphs 1(b) and 1(c) of this Agreement, or may be relieved of its obligations under this Paragraph 6.

         7. Governing Law. This Agreement shall be construed under and governed by the laws of the State of California. This Agreement shall be deemed to have been entered into and performed in South San Francisco, California. All questions of validity, interpretation or performance of any of the terms of this Agreement or any rights or obligations of Employee or Employer shall be governed by California law.

         8. Entire Agreement. This Agreement contains the entire agreement between Employee and Employer pertaining to Employee's relationship with Employer. This Agreement supersedes any and all prior and/or concurrent oral or written negotiations, discussions, agreements, representations, and understandings. No modification of this Agreement is valid unless in writing signed by Employee and Employer. Employee and Employer each acknowledges and represents that in agreeing to and signing this Agreement, each party acted voluntarily and did not rely upon any inducement, statement, promise, or representation other than those contained in this Agreement.

         9. Severability. If a court which has jurisdiction finds that any provision of this Agreement is invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force. Similarly, if a court which has jurisdiction finds that any provision of this Agreement as applied to particular persons, places and/or circumstances is invalid, unenforceable, or void, the provision as applied to any other persons, places, or circumstances and the balance of the Agreement shall remain in full force and effect.

         10. Effective Date. Employee acknowledges that, among other claims, he is waiving all claims for age discrimination under state and federal law, including, but not limited to, the California Fair Employment and Housing Act and the federal Age Discrimination in Employment Act. Employee acknowledges and confirms that he has been provided more than twenty-one (21) days in which to consider and sign this Agreement, in accordance with the Older Workers Benefit Protection Act. In accordance with said Older Workers Benefit Protection Act,

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Employee further acknowledges and confirms that he shall have seven (7) days following the date of signing this Agreement in which to revoke the Agreement. This Agreement shall be effective on the eighth (8th) day after execution of this Agreement by Employee ("Effective Date").

         11. Voluntary Execution of Agreement. Employee and Employer each acknowledges that each has agreed to all of the terms of this Agreement, has signed this Agreement voluntarily, and has not been subjected to threats or excessive influence by any other party. Employee further acknowledges that he has signed this Agreement with the full intent of releasing all claims as specified herein. Employee and Employer each further specifically acknowledges that:

         (a) Each has read this Agreement;

         (b) Each has had full opportunity to consult with his/its own attorney prior to agreeing to and signing this Agreement and for the negotiation of this Agreement and has either done so, or voluntarily declined to do so;

         (c) Each acknowledges that each understands the terms and consequences of this Agreement and of the releases it contains and has had full opportunity to ask any questions about this Agreement, its terms and its effect; and

         (d) Each is fully aware of the legal and binding effect of this Agreement.

         12. Arbitration. In the event either party believes that the other has violated any material provision of this Agreement, or in the event any other dispute arises over the meaning or application of this Agreement, Employer and Employee agree that such controversy shall be fully and finally decided by binding arbitration before a single neutral arbitrator to take place in San Mateo County, California, on an accelerated basis, without right to decision by a jury and without right of appeal. The party making a claim shall describe that claim in writing with reasonable particularity in the form of a demand for arbitration and request for specific relief. Employer agrees to advance all costs of the arbitration and arbitrator. In the event Employer is deemed by the arbitrator to be the non-prevailing party in the arbitration, it shall also reimburse Employee's reasonable attorneys' fees in the amount determined by the arbitrator. In the event Employee is deemed by the arbitrator to be the non-prevailing party, he shall reimburse one-half of the amounts advanced by Employer for the arbitrator and arbitration.

         13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Authority. Employer represents and warrants that the undersigned representative has the authority to act on its behalf and to bind it and any and all who may claim through it to this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind him to this Agreement.

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EMPLOYER:                              EMPLOYEE:


FIRST NATIONAL BANK
OF NORTHERN CALIFORNIA



By /s/ THOMAS C. MCGRAW                     /s/ PAUL B. HOGAN
   ------------------------------           ------------------------------
   Thomas C. McGraw                         Paul B. Hogan
   President and Chief Operating Officer

Address for notices:                        Address for notices:

975 El Camino Real                          1262 Glacier Avenue
South San Francisco, CA 94080               Pacifica, CA 94044



                                            Approved as to form by the
                                            undersigned, as legal counsel to
                                            Paul B. Hogan:



                                            /s/ JOSEPH P. STRETCH
                                            ------------------------------
                                            Joseph P. Stretch
                                            Attorney at Law
                                            214 Grant Avenue
                                            San Francisco, CA 94108



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